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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549





                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934




                              October 22, 2002
              Date of report (date of earliest event reported)




                           QUADRAMED CORPORATION
           (Exact Name of Registrant as Specified in Its Charter)


     Delaware                    0-21031                          52-1992861

 (State or Other         (Commission File Number)               (IRS Employer
   Jurisdiction                                              Identification No.)
of Incorporation)



22 PELICAN WAY, SAN RAFAEL, CALIFORNIA                      94901
(Address of Principal Executive Offices)                  (Zip Code)

                               (415) 482-2100
            (Registrant's Telephone Number, Including Area Code)


ITEM 5.  Other Items.
         -----------

QuadraMed Corporation ("QuadraMed") released a press release on October 22, 2002 describing an extension granted by Nasdaq until December 16, 2002 to complete its restatement activities.



ITEM 7.  Exhibit.
         -------

         Exhibit No.                Description
         -----------                -----------
         99.1                       QuadraMed Press Release dated October
                                    22, 2002 entitled, "Quadramed Granted
                                    Nasdaq Extension Until December 16,
                                    2002."


                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:    October 28, 2002                   QUADRAMED CORPORATION



                                            By: /s/ Michael H. Lanza
                                                --------------------------------
                                                    Michael H. Lanza
                                                    Executive Vice President
                                                    and Corporate Secretary



                                EXHIBIT 99.1


                                                           QUADRAMED CORPORATION
                                                                          (Logo)


FOR IMMEDIATE RELEASE

                      CONTACT: Jack R. Ripsteen, Director of Investor Relations 415/482-2211
                                jripsteen@quadramed.com


QUADRAMED GRANTED NASDAQ EXTENSION UNTIL DECEMBER 16, 2002

-- Subsequent Listing Contingent on Compliance with Nasdaq Requirements --

San Rafael, California - Tuesday, October 22, 2002 - QuadraMed Corporation (Nasdaq: QMDCE) today reported that the Nasdaq Listings Qualifications Panel had notified the Company that Nasdaq will continue to list the Company's common shares on the Nasdaq National Market until December 16, 2002, by which date the Company must file its Quarterly Report on Form 10-Q for the interim periods ended June 30, 2002, and September 30, 2002, and its amended SEC filings for the years ended December 31, 1999, 2000, and 2001, and the interim period ended March 31, 2002.

The Nasdaq Listings Qualifications Panel further stated in the notification that QuadraMed's filings must evidence compliance with all Nasdaq National Market continued listing requirements and its ability to sustain long-term compliance with all requirements for continued listing on a Nasdaq market. The Listings Qualifications Panel further reserves the right to modify or terminate its finding based upon a review of the Company's public filings.

The notification was issued pursuant to QuadraMed's appeal to the Nasdaq Listings Qualifications Panel, announced on August 20, 2002, following a determination by staff of the Nasdaq Listing Qualifications Department that QuadraMed was not in compliance with the requirements of NASD Marketplace Rule 4310(c)(14).

As previously announced, the Company stated that it is working to meet the requirements of the NASDAQ Listings Qualifications Panel notification by December 16, 2002.


     Cautionary Statement on Risks Associated With Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words "believe," "expect," "anticipate," "intend," "plan," "estimate," "may," "should," "could," and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update of revise any forward-looking statement.

Important factors that could cause QuadraMed's actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) forensic procedures carried out by QuadraMed may not be sufficient to permit the restatements to be completed on a timely basis or at all; (ii) QuadraMed's ability to remain listed on the Nasdaq National Market; (iii) QuadraMed's quarterly operating results may vary, (iv) QuadraMed's stock price may be volatile, (v) QuadraMed's investments are subject to market risk, (vi) QuadraMed faces product development risks from rapid technological changes, (vii) QuadraMed's products may be subject to bugs and other errors, (viii) QuadraMed's intellectual property and technology may be subject to infringement claims or be infringed upon, (ix) QuadraMed's products and services, particularly those sold to government entities and those sold to customers receiving government reimbursement, are subject to scrutiny, regulation, and possible future regulation by state and federal governments; (x) increased competition for QuadraMed's products and services, and (xi) QuadraMed may need to use its cash balances to repurchase or redeem its subordinated convertible debentures. QuadraMed does not intend this list of important factors to be exhaustive and advises investors that it discusses other risks and uncertainties that could cause QuadraMed's actual results to differ from these forward-looking statements in its periodic reports filed with the Securities and Exchange Commission ("SEC"). These SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC's EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

                        About QuadraMed Corporation

QuadraMed is dedicated to developing information technology and providing consulting services that help healthcare professionals deliver outstanding patient care with optimum efficiency. Offering real-world solutions for every aspect of acute care information management, QuadraMed has four main product lines: Affinity(R) Healthcare Information System, Quantim(R) Health Information Management Software and Services, Complysource(R) Compliance Solutions, and Chancellor(TM) Financial Products and Services. Behind our products and services are nearly 1000 professionals whose healthcare experience has earned QuadraMed the trust and loyalty of its many customers. To find out more about QuadraMed, visit www.quadramed.com.

Note to Editors: QuadraMed, Affinity, Quantim, and Complysource are registered trademarks of QuadraMed Corporation. Chancellor is a trademark of QuadraMed Corporation. All other trademarks and registered trademarks are the properties of their respective holders.